Exhibit 99.1

GSV Capital Corp. Reports First Quarter 2019 Financial Results

Net Asset Value of $10.75 per Share as of March 31, 2019

SAN FRANCISCO, Calif., May 8, 2019 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) today announced financial results for the quarter ended March 31, 2019. Net assets totaled approximately $212.5 million, or $10.75 per share, at March 31, 2019, as compared to $9.89 per share at December 31, 2018 and $9.99 per share at March 31, 2018.

“As our portfolio companies gain scale, they are increasingly attracting the attention of private investors,” said Mark Klein, President and Chief Executive Officer of GSV Capital. “We expect this trend to continue and to contribute to the growth of our Net Asset Value.”

“Looking ahead, GSV Capital is well positioned to execute against its disciplined growth investment strategy, and we will continue to be opportunistic and disciplined with our current cash and liquid assets”, Klein continued.

Investment Portfolio as of March 31, 2019

At March 31, 2019, GSV Capital held positions in 26 portfolio companies with an aggregate fair value of approximately $213.6 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, GSV Capital’s investment portfolio has consolidated around its top positions. The Company’s top five portfolio company investments accounted for approximately 57% of the total portfolio at fair value as of March 31, 2019 and for approximately 90% of GSV Capital’s market capitalization at May 7, 2019.

Top Five Investments at March 31, 2019

$ in millions	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$30.1	14.1%
Coursera, Inc.	28.7	13.4
Lyft, Inc.	22.1	10.3
Spotify Technologies S.A.	20.9	9.8
Course Hero, Inc.	20.6	9.6
Total (rounded)	$122.4	57.3%

First Quarter 2019 Portfolio Investment Activity

During the quarter ended March 31, 2019, GSV Capital made the following new investments:

Portfolio Company	Investment	Transaction Date	Gross Payments (in millions)
Neutron Holdings, Inc. (d/b/a Lime)	Preferred Shares, Series D	1/25/2019	$10.0

During the quarter ended March 31, 2019, GSV Capital exited investments in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain/(Loss) (in millions)
Declara, Inc.(2)	10,716,390	$–	$–	$(12.3)
Spotify Technologies S.A.	85,000	139.66	11.9	8.3

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	Exit of Declara includes a 12% Convertible Promissory Note with a principal value of $2.3 million.

Subsequent to quarter-end, through May 7, 2019, GSV Capital exited positions in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain/(Loss) (in millions)
Spotify Technology S.A.	150,360	$137.51	$20.7	$14.3
Dropbox, Inc.	95,800	23.72	2.3	0.8

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

First Quarter 2019 Financial Results

	Quarter Ended March 31, 2019		Quarter Ended March 31, 2018
	$ in millions	per share	$ in millions	per share

Net investment income	$0.6	$0.03	$0.0	$0.00

Net realized loss on investments	(4.1)	(0.21)	(0.8)	(0.04)

Net change in unrealized appreciation of investments	20.7	1.05	8.1	0.38

Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	-	-	(0.4)	(0.02)

Provision for taxes on unrealized appreciation of investments	(0.1)	(0.01)	-	-

Net increase in net assets resulting from operations – basic(2)	$17.2	$0.86	$7.0	$0.32

Repurchase of common stock(1)	-	-	(1.2)	0.03

Increase in net asset value(2)	$17.2	$0.86	$5.7	$0.35

(1)	During the quarter ended March 31, 2018, the Company repurchased 179,807 shares of GSV Capital common stock for approximately $1.2 million in cash. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 19.8 million and 21.2 million for the quarters ended March 31, 2019 and 2018, respectively.

GSV Capital’s liquid assets were $64.9 million as of March 31, 2019, consisting of $25.0 million of cash and $39.9 million of public securities not subject to lock-up agreements.

At quarter-end, GSV Capital did not have any borrowings outstanding and $12.0 million of borrowing capacity available under its $12.0 million credit facility. As of May 7, 2019, GSV Capital had no borrowings outstanding and $12.0 million of borrowing capacity available to it under its credit facility.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 334-323-0509, and the conference call access number for participants outside the U.S. is 800-667-5617. The conference ID number for both access numbers is 8575743. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 15, 2019 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 8575743.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in San Francisco, CA. www.gsvcap.com

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

(650) 235-4769

IR@gsvcap.com

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2019	December 31, 2018
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $112,265,183 and $105,869,607, respectively)	$193,484,417	$170,067,233
Non-controlled/affiliate investments (cost of $29,999,703 and $42,333,854, respectively)	2,620,361	5,931,863
Controlled investments (cost of $22,962,133 and $22,960,942, respectively)	17,466,686	22,816,733
Total Portfolio Investments	213,571,464	198,815,829
Investments in U.S. Treasury bills (cost of $99,961,333 and $99,982,067, respectively)	99,980,000	99,994,000
Total Investments (cost of $265,188,352 and $271,146,470, respectively)	313,551,464	298,809,829
Cash	24,997,482	28,184,163
Escrow proceeds receivable	2,177,555	2,494,582
Interest and dividends receivable	345,884	255,670
Deferred financing costs	267,541	267,541
Receivable for unsettled trades	2,017,423	—
Prepaid expenses and other assets	699,114	207,769
Total Assets	344,056,463	330,219,554
LIABILITIES
Due to GSV Asset Management(1)	207,710	—
Accounts payable and accrued expenses	2,345,086	490,687
Accrued incentive fees, net of waiver of incentive fees(1)	—	4,660,472
Accrued management fees, net of waiver of management fees(1)	—	415,056
Accrued interest payable	—	475,000
Payable for securities purchased	89,460,654	89,480,103
Deferred tax liability	979,713	885,566
4.75% Convertible Senior Notes due March 28, 2023(2)	38,525,528	38,434,511
Total Liabilities	131,518,691	134,841,395

Net Assets	$212,537,772	$195,378,159
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 19,762,647 and 19,762,647 issued and outstanding, respectively)	$197,626	$197,626
Paid-in capital in excess of par	192,322,399	192,322,399
Accumulated net investment loss	(15,608,592)	(16,228,294)
Accumulated net realized losses on investments	(11,757,058)	(7,691,365)
Accumulated net unrealized appreciation of investments	47,383,397	26,777,793
Net Assets	$212,537,772	$195,378,159
Net Asset Value Per Share	$10.75	$9.89

(1)	This balance references a related-party transaction.
(2)	As of March 31, 2019 and December 31, 2018, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$138,497	$1,680
Non-controlled/affiliate investments:
Interest income	59,466	234,082
Controlled investments:
Interest income	29,287	13,573
Total Investment Income	227,250	249,335
OPERATING EXPENSES
Management fees(1)	848,723	1,323,576
(Reversal of Incentive fee accrual)/Incentive fees(1)	(4,660,472)	1,471,334
Costs incurred under Administration Agreement(1)	306,084	424,145
Directors’ fees	86,250	86,250
Professional fees	2,061,922	339,898
Interest expense	604,168	1,140,063
Income tax expense	3,763	122,270
Other expenses	357,110	489,270
Total Operating Expenses	(392,452)	5,396,806
Management fee waiver(1)	—	(154,944)
Incentive fee waiver(1)	—	(5,000,000)
Total operating expenses, net of waiver of management and incentive fees	(392,452)	241,862
Net Investment Income	619,702	7,473
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	8,269,138	(776,045)
Non-controlled/affiliate investments	(12,334,831)	—
Controlled investments	—	(680)
Net Realized Losses on Investments	(4,065,693)	(776,725)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	—	(397,846)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	17,028,343	9,854,664
Non-controlled/affiliate investments	9,022,648	(7,676,330)
Controlled investments	(5,351,240)	5,955,060
Net Change in Unrealized Appreciation/(Depreciation) of Investments	20,699,751	8,133,394
Provision for taxes on unrealized appreciation of investments	(94,147)	—
Net Increase in Net Assets Resulting from Operations	$17,159,613	$6,966,296
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$0.87	$0.33
Diluted	$0.75	$0.30
Weighted-Average Common Shares Outstanding
Basic	19,762,647	21,150,662
Diluted	23,493,991	26,713,656

(1)	This balance references a related-party transaction.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
Per Basic Share Data
Net asset value at beginning of the year	$9.89	$9.64
Net investment income(1)	0.03	—
Net realized loss on investments(1)	(0.21)	(0.04)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	(0.02)
Net change in unrealized appreciation/(depreciation) of investments(1)	1.05	0.38
Provision for taxes on unrealized appreciation of investments(1)	(0.01)	—
Repurchase of common stock(1)	—	0.03
Net asset value at end of period	$10.75	$9.99
Per share market value at end of period	$7.58	$7.54
Total return based on market value(2)	45.21%	38.35%
Total return based on net asset value(2)	8.70%	3.62%
Shares outstanding at end of period	19,762,647	21,066,538
Ratios/Supplemental Data:
Net assets at end of period	$212,537,772	$210,487,734
Average net assets	$194,819,568	$204,070,345
Ratio of gross operating expenses to average net assets(3)	4.15%	10.14%
Ratio of incentive fee waiver to average net assets	—%	(2.45)%
Ratio of management fee waiver to average net assets	—%	(0.31)%
Ratio of income tax provision to average net assets	0.05%	—%
Ratio of net operating expenses to average net assets(3)	4.20%	7.38%
Ratio of net investment loss to average net assets(3)	1.29%	0.02%
Portfolio Turnover Ratio	4.85%	0.11%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses, including the $5.0 million accrued incentive fee forfeiture pursuant to the Waiver Agreement, are not annualized. For the three months ended March 31, 2019, the Company excluded $2,387,356 of non-recurring expenses and did not annualize the income tax provision. For the three months ended March 31, 2018 the Company excluded $352,667 of non-recurring expenses and did not annualize the incentive fee waiver. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios